     As filed with the Securities and Exchange Commission on June 3, 2002
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                            CITIZENS HOLDING COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          MISSISSIPPI                                        64-0666512
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

           521 MAIN STREET                                      39350
      PHILADELPHIA, MISSISSIPPI                               (Zip Code)
(Address of Principal Executive Offices)

                             --------------------

                    1999 DIRECTORS' STOCK COMPENSATION PLAN
                                      and
                    1999 EMPLOYEES' LONG-TERM INCENTIVE PLAN
                           (Full Title of the Plans)

                             --------------------

                                   STEVE WEBB
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            CITIZENS HOLDING COMPANY
                                521 MAIN STREET
                        PHILADELPHIA, MISSISSIPPI  39350
                                 (601) 656-4692
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                  PROPOSED                PROPOSED
                                            AMOUNT                MAXIMUM                 MAXIMUM
        TITLE OF SECURITIES                 TO BE                 OFFERING               AGGREGATE           AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)(2)      PRICE PER SHARE(3)      OFFERING PRICE(3)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.20 per           452,418                   $15.15             $6,854,133             $631
 share(4)
==============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the plans, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Comprised of (i) 105,000 shares (split adjusted) issuable upon exercise of options granted or common stock to be issued for option grants or awards of incentives under the 1999 Directors' Stock Compensation Plan, and (ii) 347,418 shares (split adjusted) issuable upon exercise of options granted or common stock to be issued for option grants or awards of incentives under the 1999 Employees' Long-Term Incentive Plan.

(3) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices reported on the American Stock Exchange reporting system on May 28, 2002.

(4) Each share of common stock includes rights to purchase common stock. This Registration Statement shall also cover such rights and the registration fee for these securities is included in the fee for the common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

* ITEM 1.  PLAN INFORMATION.

* ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     *The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Citizens Holding Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this registration statement by reference:

     (1) Company's Annual Report on Form 10-K (Commission File No. 001-15375) for the fiscal year ended December 31, 2001, filed with the Commission on March 28, 2002;

     (2) Company's Quarterly Report on Form 10-Q (Commission File No. 001-15375) for the quarter ended March 31, 2002;

     (3) Company's Current Reports on Form 8-K (Commission File No. 001-15375), filed with the Commission on January 28, 2002, January 30, 2002, March 13, 2002 and April 23, 2002;

     (4) The description of the Company's common stock, par value $.20 per share (the "Common Stock") on Form 8-A (Commission File No. 001-15375), filed with the Commission on October 7, 1999 and including any other amendments or reports filed for the purpose of updating such description; and

     (5) The description of the rights associated with the Company's Common Stock included as Exhibit 4 to the Company's Registration Statement on Form 10 (Registration Statement No. 000-25221) filed with the Commission on June 21, 1999 and including any other amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing by Company of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Mississippi Business Corporation Act ("MBCA") contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Article 8, Subarticle E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Article 8, Subarticle C sets forth the standards of conduct required for directors, and Article 8, Subarticle D sets forth the standards of conduct of officers of Mississippi corporations.

     Section 79-4-8.30 of the MBCA provides that directors of Mississippi corporations are required to discharge the duties of their positions in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances in like positions and in a manner reasonably believed to be in the best interests of the corporation. This section specifically provides that in considering the best interests of the corporation, the director must consider the interests of the corporation's shareholders. A director is allowed to rely in good faith on information provided to him by the corporation's officers, legal counsel, accountants, other experts and board committees on which he is not a member. Section 79-4-8.42 imposes the same standards of conduct on officers of Mississippi corporations, except there is no specific provision regarding the interests of the shareholders. Officers are allowed to rely in good faith on information provided to them by other officers, legal counsel, accountants and other experts. If directors and officers perform their duties in compliance with these sections, they will not be liable for any action, or failure to take action, taken in the performance of their duties.

     Section 79-4-8.33 imposes personal liability of directors to the corporation and its shareholders for distributions made in excess of standards established by Mississippi law or in the corporation's articles of incorporation. The MBCA also provides that a director cannot be indemnified, as allowed by the provisions of the MBCA discussed below, in circumstances where, in his performance as a director, he has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its shareholders or he intentionally violates any criminal law. Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its articles of incorporation for all acts other than those outlined above.

     Article VI of the Company's bylaws complies with the permitted indemnification provision of Section 79-4-2.02(b)(5). The personal liability of a director of the Company is eliminated unless he breaches his duty of loyalty to the corporation or its shareholders, commits acts or omissions not in good faith, or which involve intentional misconduct or knowing violation of law, permits unlawful distributions or receives an improper personal benefit from any transaction. Article VI, Section 6.05 of the Company's bylaws further permits the Company to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides, in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

     Section 79-4-8.51 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Article VI, Section
6.01 of the Company's bylaws provides that any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business, may be indemnified to the fullest extent allowed by law against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such persons.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

     Section 79-4-8.57 permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability. Article VI,
Section 6.07 of the Company's bylaws permits the Company to obtain such insurance.

     MBCA treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action, except for reasonable expenses incurred in connection with the proceeding if the officer or director has met the relevant standards of conduct.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

     4.1 Citizens Holding Company 1999 Directors' Stock Compensation Plan (included as Exhibit 10(a) to the Company's Registration Statement on Form 10, filed with the Commission on June 21, 1999 (Commission File No. 000-25221), which is incorporated herein by this reference).

     4.2  Amendment No. 1 to the 1999 Directors' Stock Compensation Plan

     4.3 Citizens Holding Company 1999 Employees' Long-Term Incentive Plan (included as Exhibit 10(b) to the Company's Registration Statement on Form 10, filed with the Commission on June 21, 1999 (Commission File No. 000-25221), which is incorporated herein by this reference).

     4.4  Amendment No. 1 to the 1999 Employees' Long-Term Incentive Plan

     5    Opinion of Phelps Dunbar LLP

    23.1  Consent of Horne CPA Group

    23.2  Consent of Phelps Dunbar LLP (included in Exhibit 5)

    24.1 Powers of Attorney (included on the signature page of this Registration Statement)

ITEM 9.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Mississippi, on this 28th day of May, 2002.

                                     CITIZENS HOLDING COMPANY

                                     By:  /s/ Steve Webb
                                          -----------------------------------
                                          Chairman, Chief Executive Officer
                                          and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Steve Webb and Robert T. Smith, each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Citizens Holding Company 1999 Directors' Stock Compensation Plan and Citizens Holding Company 1999 Employees' Long-Term Incentive Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

  Signature                                    Title          Date
  ---------                                    -----          ----


/s/ Steve Webb             Chairman, Chief Executive      May 28, 2002
----------------------        Officer and Director
Steve Webb               (Principal Executive Officer)


/s/ Robert T. Smith                Treasurer              May 28, 2002
----------------------     (Principal Financial and
Robert T. Smith               Accounting Officer)

/s/ M. G. Bond                     Director                   May 28, 2002
----------------------
M. G. Bond


/s/ Karl Brantley                  Director                   May 28, 2002
----------------------
Karl Brantley


/s/ Willis W. Dungan               Director                   May 28, 2002
----------------------
Willis W. Dungan


/s/ Don L. Fulton                  Director                   May 28, 2002
----------------------
Don L. Fulton


/s/ Donald L. Kilgore              Director                   May 28, 2002
----------------------
Donald L. Kilgore


/s/ David A. King                  Director                   May 28, 2002
----------------------
David A. King


/s/ Herbert A. King                Director                   May 28, 2002
----------------------
Herbert A. King


/s/ George R. Mars                 Director                   May 28, 2002
----------------------
George R. Mars


/s/ William M. Mars                Director                   May 28, 2002
----------------------
William M. Mars


/s/ Greg L. McKee                  President                  May 28, 2002
----------------------             and Director
Greg L. McKee


/s/ David P. Webb                  Director                   May 28, 2002
----------------------
David P. Webb

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DOCUMENT DESCRIPTION

 4.1* Citizens Holding Company 1999 Directors' Stock Compensation Plan (included as Exhibit 10(a) to the Company's Registration Statement on Form 10, filed with the Commission on June 21, 1999 (Commission File No. 000-25221), which is incorporated herein by this reference).

 4.2      Amendment No. 1 to the 1999 Directors' Stock Compensation Plan

 4.3* Citizens Holding Company 1999 Employees' Long-Term Incentive Plan (included as Exhibit 10(b) to the Company's Registration Statement on Form 10, filed with the Commission on June 21, 1999 (Commission File No. 000-25221), which is incorporated herein by this reference).

 4.4      Amendment No. 1 to the 1999 Employees' Long-Term Incentive Plan

 5        Opinion of Phelps Dunbar LLP

23.1      Consent of Horne CPA Group

23.2      Consent of Phelps Dunbar LLP (included in Exhibit 5)

24.1 Powers of Attorney (included on the signature page of this Registration Statement)

 *        Incorporated herein by reference as indicated.